UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 25, 2026

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2026, HA Sustainable Infrastructure Capital, Inc. (the “Company”) adopted the HA Sustainable Infrastructure Capital, Inc. Executive Protection Plan (the “Severance Plan”), pursuant to which the Company’s Chief Executive Officer (“CEO”) and certain management employees of the Company as determined by the Compensation Committee (each, including the CEO, a “Covered Employee”), will be eligible to receive certain severance benefits as described in the Severance Plan. Effective May 1, 2026, the Severance Plan will provide Tier A benefits to the CEO, Tier B benefits to the Company’s named executive officers and Tier C benefits to other members of management as determined by the Compensation Committee from time to time.

Under the terms of the Severance Plan, in the event of a “Qualifying Termination,” which generally means a termination of a Covered Employee’s employment by the Company without Cause (as defined in the Severance Plan) (other than due to death or disability) or, for Covered Employees in Tier A or Tier B only, a resignation by the Covered Employee due to a Constructive Termination (as defined in the Severance Plan), the Covered Employee will be eligible to receive severance benefits based on the Covered Employee’s applicable benefit tier as summarized herein.

Severance Benefits for a Qualifying Change in Control Termination

In the event of a Qualifying Termination that occurs during the one-year period beginning on the date of a Change in Control (as defined in the Severance Plan) of the Company (a “Change in Control Period”), the severance benefits are as follows:

•	Tier A: a lump sum cash payment equal to 3.0 times the sum of the Covered Employee’s annual base salary and average bonus, and a COBRA continuation payment for 24 months;

•	Tier B: a lump sum cash payment equal to 2.0 times the sum of the Covered Employee’s annual base salary and average bonus, and a COBRA continuation payment for 18 months; and

•	Tier C: a lump sum cash payment equal to 1.5 times the sum of the Covered Employee’s annual base salary and average bonus, and a COBRA continuation payment for 12 months.

Severance Benefits for a Non-Change in Control Qualifying Termination

For a Qualifying Termination that occurs other than during a Change in Control Period, the severance benefits are as follows:

•	Tier A: a lump sum cash payment equal to 3.0 times the sum of the Covered Employee’s annual base salary and average bonus, and a COBRA continuation payment for 24 months;

•	Tier B: a lump sum cash payment equal to 1.5 times the sum of the Covered Employee’s annual base salary and average bonus, and a COBRA continuation payment for 18 months; and

•	Tier C: a lump sum cash payment equal to 1.0 times the sum of the Covered Employee’s annual base salary and average bonus, and a COBRA continuation payment for 12 months.

Additional Terms

Among other eligibility conditions, a Covered Employee must sign and return a participation agreement to participate in the Severance Plan. Also, payment of severance benefits under the Severance Plan is subject to the Covered Employee’s execution and non-revocation of a release of claims and compliance with certain restrictive covenants applicable to the Covered Employee.

In addition, the Severance Plan provides that severance benefits will be subject to a reduction in order to avoid any excise tax under Section 4999 of the Internal Revenue Code if the total payments to a Covered Employee in connection with a Change in Control would exceed the threshold for “parachute payments” (with such reduction applied only if it would result in a greater after-tax benefit to the individual than receiving the full payments and paying the excise tax). The Severance Plan does not provide any tax gross-up payments to Covered Employees for excise taxes.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

	By:	/s/ Steven L. Chuslo
Dated: March 27, 2026		Steven L. Chuslo
Executive Vice President and Chief Legal Officer